                               ARTICLES OF MERGER

                                       OF

                         MINERAL RECOVERY SYSTEMS, INC.

                                  WITH AND INTO

                         FINE GOLD RECOVERY SYSTEMS INC.


     Pursuant to the provisions of the Revised Statutes of Nevada 1995, Chapter 92A, the undersigned corporations deliver to the Nevada Secretary of State these Articles of Merger for filing.


                                       I.

     Mineral Recovery Systems, Inc. is a corporation organized under and governed by the laws of the State of Nevada. Fine Gold Recovery Systems Inc. is a corporation organized under and governed by the laws of the State of Nevada.


                                       II.

     Attached hereto as Exhibit A, and incorporated herein by this reference, is a Plan of Merger and Reorganization (the "PLAN"), dated as of June 21, 1996, which was adopted by Mineral Recovery Systems, Inc. and Fine Gold Recovery Systems Inc. and sets forth the terms of the merger of Mineral Recovery Systems, Inc. with and into Fine Gold Recovery Systems Inc.


                                      III.

     The Plan was submitted to the shareholders of Mineral Recovery Systems, Inc. and Fine Gold Recovery Systems Inc.


                                       IV.

     The Plan was approved by the unanimous written consent of the sole shareholder of Mineral Recovery Systems, Inc.


                                       V.

     The Plan was approved by the unanimous written consent of the sole shareholder of Fine Gold Recovery Systems Inc.

                                       VI.

     There shall be no amendments to the Articles of Incorporation of Fine Gold Recovery Systems Inc.

                                      VIII.

     No approval of any owner of any parent of Fine Gold Recovery Systems Inc. or Fine Gold Recovery Systems Inc. was required.


     EXECUTED as of the 21st day of June, 1996.



Mineral Recovery Systems, Inc.,              Fine Gold Recovery Systems Inc.,
     a Nevada corporation                         a Nevada corporation


By                                          By
   -----------------------------               ------------------------------
     C. Patrick Costin                            C. Patrick Costin
     President                                    President

and                                and


By                                          By
   -----------------------------               ------------------------------
     William P. Long                              William P. Long
     Secretary                                    Secretary


STATE OF NEVADA               )
                              ) ss.
COUNTY OF                     )
         -----------
     This instrument was acknowledged before me on June 21, 1996 by C. Patrick Costin, as President of Mineral Recovery Systems, Inc., a Nevada corporation.



                              --------------------------------------
                              NOTARY PUBLIC

My Commission Expires

------------------------------


STATE OF WYOMING         )
                         ) ss.
COUNTY OF                )
         -------------

     This instrument was acknowledged before me on June ___, 1996 by William P. Long, as Secretary of Mineral Recovery Systems, Inc., a Nevada corporation.



                              --------------------------------------
                              NOTARY PUBLIC

My Commission Expires

------------------------------



STATE OF NEVADA               )
                              ) ss.
COUNTY OF                     )
         ----------------

     This instrument was acknowledged before me on June ___, 1996, by C. Patrick Costin, as President of Fine Gold Recovery Systems Inc., a Nevada corporation.



                              --------------------------------------
                              NOTARY PUBLIC

My Commission Expires

------------------------------



STATE OF WYOMING         )
                         ) ss.
COUNTY OF                )
         -------------

     This instrument was acknowledged before me on June ___, 1996, by William P. Long, as Secretary of Fine Gold Recovery Systems Inc., a Nevada corporation.



                              --------------------------------------
                              NOTARY PUBLIC

My Commission Expires

------------------------------

                                    EXHIBIT A
                       PLAN OF MERGER AND MERGER AGREEMENT


     THIS PLAN OF MERGER AND MERGER AGREEMENT (the "MERGER AGREEMENT") is made this 21st day of June, 1996, between FINE GOLD RECOVERY SYSTEMS INC., a Nevada corporation (the "SURVIVING CORPORATION"), and MINERAL RECOVERY SYSTEMS, INC., a Nevada corporation (the "DISAPPEARING CORPORATION"); the Surviving Corporation and the Disappearing Corporation being referred to hereinafter collectively as the "CONSTITUENT CORPORATIONS").


                                    RECITALS:

     1. The Surviving Corporation is a corporation duly organized and existing under the laws of the State of Nevada. The registered office of the Surviving Corporation is located at 1850 Aquila Avenue, Reno, Nevada 89509. The Surviving Corporation was incorporated on December 22, 1993.

     2. The Disappearing Corporation is a corporation duly organized and existing under the laws of the State of Nevada. The registered office of the Disappearing Corporation is located at 1850 Aquila Avenue, Reno, Nevada 89509. The Disappearing Corporation was incorporated on July 26, 1994.

     3. The Board of Directors of the Surviving Corporation and the Board of Directors of the Disappearing Corporation, respectively, deem it desirable and in the best interests of the Constituent Corporations that the Disappearing Corporation be merged with and into the Surviving Corporation (the "MERGER").

     In consideration of the mutual covenants and promises of the parties to this Merger Agreement, and pursuant to the laws governing mergers of corporations as set forth in the Revised Statutes of the State of Nevada (the "NEVADA STATUTES"), the Constituent Corporations agree that the Disappearing Corporation shall be merged into the Surviving Corporation as a single corporation upon the following terms and conditions.


                                    ARTICLE I

                                 TERMS OF MERGER

     At the Effective Time (as defined in Article II below):

     1. The Disappearing Corporation shall be merged into the Surviving Corporation.

     2.   The separate existence of the Disappearing Corporation shall cease.

     3. The Surviving Corporation shall continue its corporate existence, continue to be governed by the laws of the State of Nevada, continue to be named Fine Gold Recovery Systems Inc. and continue to maintain its registered office at 1850 Aquila Avenue, Reno, Nevada 89509.

     4. The Surviving Corporation shall succeed, without other transfer, to all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each Constituent Corporation; to all the rights, privileges, powers and franchises of each Constituent Corporation; and to all property, real, personal and mixed, of each Constituent Corporation.

     5. All property, rights, privileges, powers and franchises, and every other interest of a public as well as a private nature, shall be as effectively the property of the Surviving Corporation as they were of each Constituent Corporation. The title to any real or personal property, whether by deed or otherwise, vested in either Constituent Corporation does not revert nor is it in any way impaired by reason of the Merger.

     6. All debts, liabilities and duties of the respective Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     7. Any bequest, devise, gift, grant or promise contained in a will or other instrument of donation, subscription, or conveyance, which is made to either Constituent Corporation and which takes effect or remains payable after the Merger, shall inure to the Surviving Corporation.


                                   ARTICLE II

                       MODE OF CARRYING MERGER INTO EFFECT

     1. Upon adoption of this Merger Agreement by the Surviving Corporation and by the Disappearing Corporation, this Merger Agreement shall be submitted for approval by the shareholders of the Disappearing Corporation and the Surviving Corporation. Upon approval by the shareholders of the Disappearing Corporation and the Surviving Corporation in accordance with the requirements of the Nevada Statutes, all documents shall be executed, acknowledged, filed and recorded and all required acts shall be done in order to accomplish the Merger under the provisions of the Nevada Statutes.

     2. The effective time of the Merger (the "EFFECTIVE TIME") shall occur when:

          (a) this Merger Agreement has been authorized, adopted, approved, signed and acknowledged by each Constituent Corporation in accordance with the laws of the State of Nevada; and

          (b) Articles of Merger referencing this Merger Agreement have been filed in the office of the Secretary of State of the State of Nevada in accordance with the laws thereof.


                                   ARTICLE III

                              CONDITIONS OF MERGER

     The Boards of Directors of either or both of the Constituent Corporations may, in their discretion, terminate this Merger Agreement and abandon the Merger, subject to the right of third parties under any contracts relating to the Merger, without further action or approval by the stockholders of the Constituent Corporations, at any time prior to the Effective Time. In the event of the termination of this Merger Agreement, this Merger Agreement shall forthwith become void and there shall be no liability on the part of either of the Constituent Corporations or their respective officers or directors.

                                   ARTICLE IV

                           MANNER OF CONVERTING SHARES

     At the Effective Time, the treatment in the Merger of the shares of the capital stock of the Constituent Corporations shall be as follows:

     1. Each share of the capital common stock of the Surviving Corporation that is issued and outstanding immediately prior to the Effective Time shall continue to be one fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

     2. Each share of the capital common stock of the Disappearing Corporation that is issued and outstanding immediately prior to the Effective Time shall be converted into and shall be one share of common stock, $.01 par value, of the Surviving Corporation.

     3. Any shares of the capital stock of the Disappearing Corporation held as treasury stock of the Disappearing Corporation shall be retired and shall cease to exist.


                                    ARTICLE V

                 ARTICLES OF INCORPORATION, BYLAWS AND DIRECTORS
                    AND OFFICERS OF THE SURVIVING CORPORATION

     1. The Articles of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Articles of Incorporation.

     2. The Bylaws of the Surviving Corporation in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation or such Bylaws.

     3. The officers and directors of the Surviving Corporation immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation until their successors shall have been duly elected and qualified or until otherwise provided by law.

     IN WITNESS WHEREOF, the parties have executed this Merger Agreement this 21st day of April, 1996.

                         "Surviving Corporation"

                                        FINE GOLD RECOVERY SYSTEMS INC.,
                                             a Nevada corporation


                                   --------------------------------------
                                        C. Patrick Costin, President


                                   --------------------------------------
                                        William P. Long, Secretary



                         "Disappearing Corporation"

                                        MINERAL RECOVERY SYSTEMS, INC.,
                                             a Nevada corporation


                                   --------------------------------------
                                        C. Patrick Costin, President


                                   --------------------------------------
                                        William P. Long, Secretary

                            CERTIFICATE OF SECRETARY
                                       OF
                         MINERAL RECOVERY SYSTEMS, INC.


     I, William P. Long, do hereby certify as follows:

     1. I am the duly elected and qualified Secretary of Mineral Recovery Systems, Inc., a Nevada corporation (the "DISAPPEARING CORPORATION").

     2. The Agreement and Plan of Merger, dated as of the 21st day of June, 1996, between Fine Gold Recovery Systems, Inc. a Nevada corporation, and the Disappearing Corporation (the "MERGER AGREEMENT"), to which this Certificate is attached, was submitted to the sole holder of the shares of the Disappearing Corporation's capital stock.

     3. The Merger Agreement was approved and adopted pursuant to the unanimous written consent of the sole stockholder of the Disappearing Corporation, representing all of the shares of each class entitled to vote thereon as a class and representing the total shares entitled to be voted.

     In witness whereof, I have executed this Certificate this 21st day of June, 1996.


                                   --------------------------------------
                                         William P. Long, Secretary



STATE OF WYOMING    )
                    )  ss.
COUNTY OF           )
         ---------

     On the ____ day of June, 1996, personally appeared before me, a notary public, William P. Long, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

                                   --------------------------------------
                                    Notary Public

                            CERTIFICATE OF SECRETARY
                                       OF
                         FINE GOLD RECOVERY SYSTEMS INC.


     I, William P. Long, do hereby certify as follows:

     1. I am the duly elected and qualified Secretary of Fine Gold Recovery Systems Inc., a Nevada corporation (the "SURVIVING CORPORATION").

     2. The Agreement and Plan of Merger, dated as of the 21st day of June, 1996, between Mineral Recovery Systems, Inc. a Nevada corporation, and the Surviving Corporation (the "MERGER AGREEMENT"), to which this Certificate is attached, was submitted to the sole holder of the shares of the Surviving Corporation's capital stock.

     3. The Merger Agreement was approved and adopted pursuant to the unanimous written consent of the sole stockholder of the Surviving Corporation, representing all of the shares of each class entitled to vote thereon as a class and representing the total shares entitled to be voted.

     In witness whereof, I have executed this Certificate this 21st day of June, 1996.


                                   --------------------------------------
                                        William P. Long, Secretary



STATE OF WYOMING    )
                    )  ss.
COUNTY OF           )
         ---------

     On the ____ day of June, 1996, personally appeared before me, a notary public, William P. Long, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.


                                   --------------------------------------
                                    Notary Public